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                                                                  EXHIBIT 10.12

                                 EMPLOYMENT AGREEMENT

        THIS AGREEMENT (the "Agreement"), made and entered into this 15th day of December, 1997 by and between ILD TELESERVICES, INC., a Delaware corporation (hereinafter referred to as the "ILD" or the "Corporation") and REGINALD P. MCFARLAND, an individual resident of the State of Georgia ("Executive").


                                STATEMENT OF BACKGROUND

        A. The Corporation is engaged in the telecommunications business, and Executive has unique experience as an executive in the telecommunications business.

        B. ILD desires to employ Executive to assist in its telecommunications operations as Senior Vice President of Network Operations.

        C. Executive is willing and able to provide services to ILD on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                      ARTICLE I
                                      EMPLOYMENT

        1.01 JOB TITLE AND DESCRIPTION. Executive shall serve the Corporation in an executive capacity in the management of the operations of the Corporation. Executive shall be formally designated Senior Vice President -- Network Operations for the Corporation and shall have such powers and perform such duties as may be designated by the Board of Directors of the Corporation. Executive's duties are expected to focus on managing and enhancing all network operations of the Corporation and participating as a senior executive in strategic management issues. Executive agrees, during the term of this Agreement (as described in section 1.02 below), to devote Executive's full professional and business-related time, skills and best efforts to the business of the Corporation. Executive shall not, during his employment, unless otherwise agreed to in advance in writing by the Chairman of the Board of the Corporation, accept other employment, become self-employed in any other capacity during the term of Executive's employment, or engage in any activities that are detrimental to the Corporation; provided, however, that nothing herein shall prohibit or affect Executive's capacity as owner or employee in Stratacom, Inc. and to supervise the conduct of the consulting activities contemplated by that certain Consulting Agreement dated even date herewith by and between such entity and ILD.


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Executive shall at all times while this Agreement is in effect be based in the metropolitan Atlanta area unless otherwise agreed to by Executive.

        1.02 TERM. The term of employment of Executive hereunder shall commence on the date hereof and terminate on December 31, 1999 (the "Initial Term") and shall automatically renew for successive one (1) year periods as of January 1 of each year commencing with January 1, 2000 (subject of Section 1.04 hereof).

        1.03    COMPENSATION.

                (a) SALARY. The Corporation shall pay to Executive, as compensation for Executive's services hereunder during the Initial Term, a salary of $140,000.00 per annum, payable in accordance with the Corporations's standard payroll practices. It is understood that the Corporation may, in the discretion of the Board of Directors of the Corporation, increase the aforementioned salary , and the Corporation shall provide, prior to September 1 of each year this Agreement is in effect commencing with September 1, 1999 , the proposed compensation for Executive for the following year.

                (b) REASONABLE EXPENSES. The Corporation shall reimburse Executive for all ordinary and necessary expenses incurred by Executive that the Corporation determines are reasonable business expenses in the performance of his services hereunder, upon presentation of appropriate documentation therefor to the Corporation.

                (c) OTHER BENEFITS. Executive shall be eligible to participate in: (i) benefits and perquisites available at the Corporation from time to time, including group health, vacation (at 4 paid weeks per year), pension, disability, group life, sickness, accident and health insurance programs and (ii) incentive compensation plans (including without limitation stock option plans or bonus plans) instituted after the date hereof for the benefit of management of the Corporation, in each instance on terms at least as favorable as that available to any Vice President of the Corporation; provided, however, that Executive agrees and acknowledges that: (A) the Corporation has in effect certain incentive compensation plans instituted prior to the date hereof as described on ATTACHMENT A hereto in which Executive shall not be entitled to participate, (B) certain of the incentive compensation plans to be made available to management of the Corporation may be based on performance criteria tailored to the responsibilities of each such manager (as reasonably determined by the Board of Directors or Compensation Committee thereof with the expectation that any performance criteria designated for Executive shall be those provided for the Chairman and the President of the Corporation such as EBITDA thresholds or stock price set by an initial public offering) which could result in disparate results among management, and (C) the Corporation may make available incentive compensation to persons who become managers or consultants to the Corporation in connection with the consummation of an acquisition or merger which incentive compensation may be more favorable than made available to similarly situated members of management (possibly including Executive).


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        1.04    TERMINATION OF EMPLOYMENT.  This Agreement may be terminated with respect to the obligations due hereunder as follows:

        (a) In the event that Executive dies, Executive's employment is terminated for "Cause" (as defined in (c) below), Executive suffers a "Disability" (as defined in (d) below), or Executive exercises his right to terminate this Agreement for certain payment defaults as described in (e) below, then the Corporation shall pay to Executive (or the estate of Executive) the compensation that would otherwise be payable to Executive up to the end of the calender month following the month in which such event occurs or is effective.

        (b) During any year after the Initial Term (years commencing on or after January 1, 2000), the Agreement may be terminated by any party upon ninety
(90) days prior written notice (with the earliest date such may given being October 2, 1999). In the event that Executive is at least sixty-two years old and retires from active employment or Executive voluntarily terminates his employment in accordance with the above sentence, then the Corporation shall pay to Executive the compensation that would otherwise be payable to Executive up to the end of the third calender month following the month in which such event occurs.

        (c) During the Initial Term, the Board of Directors of the Corporation shall have the right to terminate the employment relationship only for "Cause". For the purposes of this Agreement, the term "Cause" shall mean:
(a) dishonesty of Executive detrimental to the best interests of the Corporation or conviction of Executive of a crime that constitutes a felony or involves moral turpitude; (b) alcohol or substance abuse dependency which adversely impacts the performance of Executive's duties; (c) reasonable dissatisfaction with the efforts or diligence of Executive's performance which continues after notice from the Company, and (d) any material act or omission by Executive involving malfeasance or negligence or substantial deviation from any of the written policies or directives of the Corporation; provided that as to subparagraph (c) and (d) hereof the Board of Directors of the Corporation shall have first provided Executive written notice stating with specificity the duties, policy or directive Executive has failed to perform and Executive shall not have, in the reasonable opinion of the Chairman of the Board of the Corporation, corrected the acts or omissions complained of within thirty (30) days of delivery of such notice. The termination of the employment relationship for Cause shall be the sole and exclusive remedy of ILD under this Agreement for an event constituting "Cause" hereunder.

        (d) In the event Executive has been absent from his duties hereunder for a period of sixty (60) consecutive days ("Disability Period") as a result of Executive's bona fide incapacity due to illness or accident ("Disability") prior to the expiration of this Agreement, then either the Corporation or Executive may terminate the employment of Executive hereunder and the provisions of subsection (a) of this Section 1.04 shall govern compensation due.

        (e) In the event that the Corporation at any time from time to time defaults (after giving effect to any notice requirement and applicable cure period) under either of those certain Promissory Notes issued as of the date hereof by ILD to Executive in the respective principal


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amounts of $1,000,000 and $2,700,000, then for so long as such default is continuing Executive shall have the option, exercisable by written notice to the Corporation, to terminate this Agreement, effective as of the date thereof or as otherwise provided by Executive in such notice. This provision shall not be construed, affected or limited in any manner by the terms of that certain Subordination Agreement dated as of the date hereof made by Executive in favor of NationsBank, N.A.

        (f) Any salary or payments due under this Section 1.04 shall be payable at times and in installments consistent with the Corporation's payroll practices at the rate of Executive's then base salary.

                                      ARTICLE II
                        COVENANTS AND AGREEMENTS OF EXECUTIVE

        2.01 ACTIVITIES DURING EMPLOYMENT. Executive covenants and agrees that he will perform his duties faithfully, competently, diligently and to the best of his ability and subject to all of the Corporation's policies, rules, and regulations from time to time applicable to him.


        2.02 NON-DISCLOSURE & NON-USE OF TRADE SECRETS OR CONFIDENTIAL INFORMATION.

                (a) Executive covenants and agrees, which covenants and agreements are of the essence of this Agreement, that upon termination of his employment, for any reason whatsoever, he will immediately deliver to the Corporation all property, formulas, customer lists, manuals, records, sales information, memoranda, notes and other documents pertaining to the performance of Executive's services for the Corporation or containing Trade Secrets or Confidential Information of the Corporation (as such terms are defined below), and all other property belonging to the Corporation whether made or compiled by Executive or furnished to him from any source by virtue of his employment with the Corporation.

                (b) Executive further covenants and agrees, which covenants and agreements are of the essence of this Agreement, that he will not, either during the term of this Agreement or for a period of twenty-four (24) months after termination of this Agreement, for any reason whatsoever, either use for his own benefit or for the benefit of others or divulge or disclose to any person, firm, corporation, partnership, association or any other entity, the Corporation's Confidential Information. "Confidential Information" shall be defined as the Corporation's methods of operation, personnel data, customer lists, customer information, survey records or files, sources of supply, and other confidential business and customer information.

                (c) Executive further agrees that he shall not, either during the term of this Agreement or at any time thereafter either use for his own benefit or for the benefit of others or


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disclose or divulge to any person, firm, corporation, partnership, association or other entity, any Trade Secrets of the Corporation. "Trade Secrets" shall be defined as any technical information, design, process, procedure, formula, computer program or improvement that is valuable to the Corporation and not publicly known.

        2.03 NO INTERFERENCE WITH PERSONNEL RELATIONS. During his term of employment with the Corporation and for a period of twenty-four (24) months thereafter, Executive will not knowingly solicit, entice, or persuade any other employees of the Corporation to leave the service of the Corporation for any reason.

        2.04 SEVERABILITY OF PROVISIONS; REMEDIES. The covenants of Executive contained in this Article II are severable and separate. The unenforceability of any specific covenants therein shall not affect the validity of any other covenants set forth therein. Each of these covenants on the part of Executive shall be construed as an agreement independent of any other provision in this Agreement. The parties agree that any breach of this Agreement by Executive may result in irreparable injury to the Corporation, and therefore, in addition to all other remedies provided by law, Executive agrees and consents that the Corporation shall be entitled to an injunction to prevent a breach or contemplated breach of any of the covenants of Executive contained herein.

                                     ARTICLE III
                                    MISCELLANEOUS

        3.01 NOTICES. All notices or other communications required or permitted to be given hereunder shall be (as elected by the person giving such notice) (a) personally delivered, (b) transmitted by postage prepaid registered mail, or (c) transmitted by telex or telecopy (with appropriate confirmation) to the parties as follows:

        if to ILD to:

        14651 Dallas Parkway, Suite 905
        Dallas, Texas  75240
        Fax:    (972) 503-1919
        Attn: Dennis Stoutenburgh

        AND

        13000 Sawgrass Village Circle
        Suite 5
        Ponte Vedra Beach, Florida 32082
        Fax:    (904) 285-3616
        Attn: Michael Lewis


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        with a copy to:

        Cashin, Morton & Mullins
        Two Midtown Plaza, Suite 1900
        1360 Peachtree Street, N.E.
        Atlanta, Georgia  30309
        Fax: (404) 870-1529
        Attention:  C. Read Morton, Jr., Esq.

        if to Executive:

        Mr. Reginald P. McFarland
        407 Highway 229
        Social Circle,  Georgia 30025

        with a copy to:

        GERRY, FRIEND & SAPRONOV, LLP
        Three Ravinia Drive
        Suite 1450
        Atlanta, Georgia 30346
        Fax:     (770) 395-0000
        Attn: William Friend, Esq.


        Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (a) the date of receipt if delivered personally, (b) five days after posting if transmitted by mail, or (c) the next business day after the date of transmission if transmitted by telex or telecopy, whichever shall first occur. Any party hereto may change its address by notice to all other parties.

        3.02 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Executive, his executor, administrator, heirs, personal representatives and assigns, and the Corporation and its successors and assigns.

        3.03 ASSIGNMENT. The Assignment by Executive of this Agreement or any interest herein, or of any money due or to become due by reason of the terms hereof, without the prior written consent of the Corporation shall be void. This Agreement may be assigned by the Corporation only to any successor in interest.

        3.04 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings concerning Executive's employment by the Corporation. No amendment or modification of this Agreement shall be valid or binding upon the Corporation unless made in


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writing and signed by a duly authorized officer of the Corporation, or upon
Executive unless made in writing and signed by him.

        3.05 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of Georgia.

        3.06 WAIVER OF BREACH. The waiver by the Corporation of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by Executive.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have affixed their seals the day and year first above written.


                                                "EXECUTIVE"

                                                 /s/ Reginald P. McFarland
                                                -----------------------------
                                                REGINALD P. MCFARLAND



                                                ("ILD")
                                                ILD TELESERVICES, INC.


                                                BY: /s/ Dennis J. Stoutenburgh
                                                   ---------------------------
                                                NAME: DENNIS J. STOUTENBURGH
                                                TITLE: PRESIDENT


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